Exhibit 99.3

STATUTEN DER TCP INTERNATIONAL HOLDINGS LTD.	ARTICLES OF ASSOCIATION OF TCP INTERNATIONAL HOLDINGS LTD.

I. Grundlage	I. General Provisions
Artikel 1. Firma, Sitz	Article 1. Corporate Name, Registered Office
Unter der Firma TCP International Holdings Ltd. (TCP International Holdings AG) besteht eine Aktiengesellschaft gemäss Art. 620 ff. OR mit Sitz in Cham/ ZG. Die Dauer der Gesellschaft ist unbeschränkt.
Under the corporate name
TCP International Holdings Ltd.
(TCP International Holdings AG)

a Corporation exists pursuant to art. 620 et seq. of the Swiss Code of Obligations (hereinafter "CO") having its registered office in Cham / ZG. The duration of the Corporation is unlimited.

Artikel 2. Zweck	Article 2. Purpose
[1] Die Gesellschaft ist eine Holdinggesellschaft eines im Bereich der Herstellung, Vertrieb, Verkauf, und Vermarktung von energieeffizienten Glühlampen, Beleuchtung und damit zusammenhängenden Geschäftstätigkeiten tätigen internationalen Konzerns. Als solche erbringt die Gesellschaft Strategie-, Finanz und Management-Funktionen für die Gesellschaft sowie für den gesamten Konzern.

[1] The Corporation is a holding company of an international group of companies active in the manufacturing, distribution, sales, and marketing of energy efficient light bulbs, lighting and related businesses. As such the Corporation performs strategic, financial and management functions for the Corporation itself and also with respect to the entire Group.

[2] Die Gesellschaft kann Zweigniederlassungen und Tochtergesellschaft im In- und Ausland errichten. Sie kann auch Finanzierungen für eigene oder fremde Rechnung vornehmen sowie Garantien und Bürgschaften für Tochtergesellschaften und Dritte eingehen.

[2] The Corporation may open branch offices and subsidiaries in Switzerland and abroad. The Corporation may also provide financing for its own or for third parties' account as well as provide guarantees for subsidiaries and third parties.

[3] Die Gesellschaft kann Grundstücke erwerben, halten, belasten, und veräussern.	[3] The Corporation may acquire, hold, encumber and sell real estate.

[4] Die Gesellschaft kann alle kommerziellen, finanziellen und anderen Tätigkeiten ausüben, welche mit dem Zweck der Gesellschaft im Zusammenhang stehen sowie alle Tätigkeiten einer an einer U.S. Börse kotierten und bei der U.S. Securities and Exchange Commission registrierten Gesellschaft durchführen.

[4] The Corporation may also engage in any commercial, financial or other activities that are related to the purpose of the Corporation, and conduct all activities of a company listed on a U.S. stock exchange and registered with the U.S. Securities and Exchange Commission.

II. Kapital	II. Capital
Artikel 3. Aktienkapital	Article 3. Share Capital
Das Aktienkapital der Gesellschaft beträgt CHF 28'521'288.00 und ist eingeteilt in 28'521'288 Namenaktien mit einem Nennwert von je CHF 1.00. Das Aktienkapital ist vollständig liberiert.	The share capital of the Corporation amounts to CHF 28'521'288.00 and is divided into 28'521'288 registered shares with a par value of CHF 1.00 per share. The share capital is fully paid-in.
Artikel 4. Genehmigtes Kapital	Article 4. Authorized Share Capital
[1] Der Verwaltungsrat ist ermächtigt, in einem oder mehreren Schritten, bis zum 16. Juni 2016 das Aktienkapital im Maximalbetrag von CHF 9'451'715.00 durch Ausgabe von höchstens 9'451'715 vollständig zu liberierenden Namen-aktien von je CHF 1.00 Nennwert zu erhöhen. Erhöhungen (i) auf dem Weg der Festübernahme durch ein Finanzinstitut, ein Konsortium von Finanzinstituten, eine andere Drittpartei oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre der Gesellschaft und (ii) in Teilbeträgen sind gestattet.

[1] The Board of Directors is authorized to increase the share capital, in one or several steps until June 16, 2016, by a maximum amount of CHF 9'451'715.00 by issuing a maximum of 9'451'715 fully paid-up registered shares with a par value of CHF 1.00 per share. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties followed by another to the then-existing shareholders of the Corporation and (ii) in partial amounts shall be permissible.

[2] Der Verwaltungsrat bestimmt den Zeitpunkt der Ausgabe, den Ausgabepreis, die Art der Einlage, den Beginn der Dividendenberechtigung, die Bedingungen für die Ausübung des Bezugsrechtes sowie die Zuweisung der nicht ausgeübten Bezugsrechte. Der Verwaltungsrat kann nicht ausgeübte Bezugsrechte entschädigungslos verfallen lassen oder er kann diese bzw. Namenaktien, für welche Bezugsrechte nicht ausgeübt werden, zu Marktkonditionen veräussern oder anderweitig im Interesse der Gesellschaft verwenden.

[2] The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new shares have to be paid-up, the date from which the shares carry the right to dividends, the conditions for the exercise of the preemptive rights and the allotment of the preemptive rights that have not been exercised. The Board of Directors may allow the preemptive rights that have not been exercised to expire, or it may place such rights or shares which have not been exercised, at market conditions or use them otherwise in the best interest of the Corporation.

[3] Der Verwaltungsrat ist ermächtigt, das Bezugsrecht der Aktionäre zu entziehen oder zu beschränken und Dritten zuzuweisen:	[3] The Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to third parties for the following reasons:
(a)    für die Übernahme von Unternehmen, Teilen von Unternehmen oder Beteiligungen an Unternehmen oder zur Finanzierung oder Refinanzierung einer solchen Transaktion, oder zur Finanzierung der Gesellschaft; oder
(a) for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or for the financing of the Corporation; or
(b)    zum Zweck der Erweiterung des Aktionärskreises der Gesellschaft in bestimmten Finanz- oder Investoren-Märkten oder zum Zweck der Beteiligung von strategischen Partnern oder im Zusammenhang mit der Kotierung von neuen Aktien an in- oder ausländischen Börsen; oder

(b)    for purposes of broadening the shareholder constituency of the Corporation in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new shares on domestic or foreign exchanges; or

(c)    zum Zweck der Einräumung einer Mehrzuteilungsoption bei einer Platzierung von Aktien an die ursprüngliche Zeichner der Aktien oder die Festübernehmer bis zu maximal 15% der zu verkaufenden Aktien; oder
(c) for purposes of granting an over-allotment option to purchase up to 15% of the total number of shares in a placement or sale of shares to the respective initial purchasers or underwriters; or

(d)    zum Zweck der Ausgabe von Aktien an Mitglieder des Verwaltungsrates, Mitglieder der Geschäftsleitung (die vom Verwaltungsrat in Übereinstimmung mit dem Organisationsreglement bestimmt werden), Arbeitnehmer, Beauftragte, Berater oder andere Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen unter einem vom Verwaltungsrat beschlossenen Mitarbeiterbeteiligungsplan.

(d)    for purposes of issuing shares to members of the Board of Directors, members of the Executive Management (who shall be determined by the Board of Directors in compliance with the Organizational Regulations), employees, contractors, consultants or other persons providing services to the Corporation or its subsidiaries under a stock incentive plan as adopted by the Board of Directors.

[4] Der Verwaltungsrat kann in seinem eigenen Ermessen Bezugsrechte, die nicht ausgeübt, entzogen oder eingeschränkt wurden, anderen Aktionären oder Dritten zuteilen.
[4] Preemptive rights of the shareholders that have not been exercised by the shareholders or withdrawn or limited by the Board of Directors may be allotted by the Board of Directors to other shareholders or to third parties in its discretion.

[5] Die neu ausgegebenen Aktien unterliegen den Eintragungsbeschränkungen in das Aktienbuch gemäss Artikel 6 dieser Statuten.	[5] Shares issued hereunder shall be subject to the limitations for registration in the share register pursuant Article 6 of these Articles of Associations.
Artikel 5. Bedingtes Kapital	Article 5. Conditional Share Capital
[1] Das Aktienkapital kann sich - unter Aufhebung der Bezugsrechte der Aktionäre - durch Ausgabe von höchstens 10'276'715 voll zu liberierenden Namenaktien im Nennwert von je CHF 1.00 um höchstens CHF 10'276'715 wie folgt erhöhen:

[1] The share capital may be increased - and the pre-emptive rights of the shareholders be excluded - in an amount not to exceed CHF 10'276'715 through the issuance of up to 10'276'715 fully paid-up registered shares with a par value of CHF 1.00 per share through, as follows:

(a)    um höchstens CHF 2'776'715 durch Ausgabe von höchstens 2'776'715 voll zu liberierenden Namenaktien im Nennwert von je CHF 1.00 durch die Ausübung von Wandel-, Tausch-, Options-, Bezugs- oder ähnlichen Rechten auf den Bezug von Aktien, welche Dritten oder Aktionären in Verbindung mit auf nationalen oder internationalen Kapitalmärkten neu oder bereits ausgegebenen Anleihensobligationen, Optionen, Warrants oder anderen Finanzmarktinstrumenten, Privatplatzierungen oder neuen oder bereits bestehenden vertraglichen Verpflichtungen der Gesellschaft, einer ihrer Gruppengesellschaften oder einer deren Rechtsvorgänger eingeräumt werden (nachfolgend zusammen die "mit Rechten verbundenen Obligationen"); und/oder

(a)    in an amount not to exceed CHF 2'776'715 through the issuance of up to 2'776'715 fully paid-up registered shares with a par value of CHF 1.00 per share through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets, private placements or new or already existing contractual obligations by or of the Corporation, one of its subsidiaries, or any of their respective predecessors (hereinafter collectively, the "Rights-Bearing Obligations"); and/or

(b)    um höchstens CHF 7'500'000 durch Ausgabe von höchstens 7'500'000 voll zu liberierenden Namenaktien im Nennwert von je CHF 1.00 durch die Ausübung von Rechten aus mit Rechten verbundenen Obligationen, welche an Mitglieder des Verwaltungsrates, Mitglieder der Geschäftsleitung (die vom Verwaltungsrat in Übereinstimmung mit dem Organisationsreglement bestimmt werden), Arbeitnehmer, Beauftragte, Berater oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, gewährt werden.

(b)    CHF 7'500'000 through the issuance of up to 7'500'000 fully paid-up registered shares with a par value of CHF 1.00 per share through the exercise of rights under Rights-Bearing Obligations granted to members of the Board of Directors, members of the Executive Management (who shall be determined by the Board of Directors in compliance with the Organizational Regulations), employees, contractors, consultants or other persons providing services to the Corporation or its subsidiaries.

[2] Bei der Ausgabe von mit Rechten verbundenen Obligationen ist das Vorwegzeichnungsrecht der Aktionäre ausgeschlossen. Zum Bezug der neuen Aktien, die bei Ausübung von Rechten aus mit Rechten verbundenen Obligationen ausgegeben werden, sind die jeweiligen Inhaber der mit Rechten verbundenen Obligationen berechtigt. Die Bedingungen der mit Rechten verbundenen Obligationen sind durch den Verwaltungsrat festzulegen.

[2] The advance subscription rights of the shareholders shall be excluded in connection with the issuance of any Rights-Bearing Obligations. The then-current owners of such Rights-Bearing Obligations shall be entitled to subscribe for the new shares issued upon the exercise of rights under any Rights-Bearing Obligations. The conditions to the exercise of the Rights-Bearing Obligations shall be determined by the Board of Directors.

[3] Der Verwaltungsrat ist ermächtigt, die Vorwegzeichnungsrechte der Aktionäre im Zusammenhang mit der Ausgabe von mit Rechten verbundenen Obligationen durch die Gesellschaft oder eine ihrer Gruppengesellschaften zu beschränken oder aufzuheben, falls (1) die Ausgabe zum Zwecke der Finanzierung oder Refinanzierung der Übernahme von Unternehmen, Unternehmensteilen, Beteiligungen oder Investitionen, oder (2) die Ausgabe auf nationalen oder internationalen Finanzmärkten oder im Rahmen einer Privatplatzierung erfolgt.

[3] The Board of Directors shall be authorized to withdraw or limit the advance subscription rights of the shareholders for Rights-Bearing Obligations in connection with the issuance by the Corporation or one of its group companies if (1) the issuance is for purposes of the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or for the financing of the Corporation or, (2) the issuance occurs in national or international capital markets or through a private placement.

[4] Wird das Vorwegzeichnungsrecht weder direkt noch indirekt durch den Verwaltungsrat gewährt, gilt Folgendes:	4 If the advance subscription rights are not granted directly nor indirectly by the Board of Directors, the following shall apply:
(a) die mit Rechten verbundenen Obligationen sind zu den jeweils marktüblichen Bedingungen auszugeben oder einzugehen; und	(a) the Rights-Bearing Obligations shall be issued or entered into at market conditions;

(b)    der Umwandlungs-, Tausch- oder sonstige Ausübungspreis der mit Rechten verbundenen Obligationen ist unter Berücksichtigung des Marktpreises im Zeitpunkt der Ausgabe der mit Rechten verbundenen Obligationen festzusetzen; und

(b) the conversion, exchange or exercise price of the Rights-Bearing Obligations shall be set with reference to the market conditions prevailing at the date on which the Rights-Bearing Obligations are issued; and

(c) die mit Rechten verbundenen Obligationen sind höchstens während 30 Jahren ab dem jeweiligen Zeitpunkt der betreffenden Ausgabe oder des betreffenden Abschlusses wandel-, tausch- oder ausübbar.	(c) the Rights-Bearing Obligations may be converted, exchanged or exercised during a maximum period of 30 years from the date of the relevant issuance or entry.
[5] Bei der Ausgabe von mit Rechten verbundenen Obligationen gemäss Artikel 5 Absatz 1(b) dieser Statuten ist das Vorwegzeichnungsrecht der Aktionäre der Gesellschaft ausgeschlossen. Die Ausgabe von mit Rechten verbundenen Obligationen an die in Artikel 5 Absatz 1(b) dieser Statuten genannten Personen erfolgt gemäss einem oder mehreren Beteiligungsplänen der Gesellschaft. Die Ausgabe von Aktien an die Artikel 5 Absatz 1(b) dieser Statuten genannten Personen bei Ausübung von Rechten aus mit Rechten verbundenen Obligationen kann zu einem Preis erfolgen, der unter dem Kurs der Börse liegt, an der die Aktien gehandelt werden, muss aber mindestens zum Nennwert erfolgen.

[5] The advance subscription rights of the shareholders shall be excluded in connection with the issuance of any Rights-Bearing Obligations pursuant to Article 5 para 1(b) of these Articles of Association. Rights-Bearing Obligations shall be issued to any of the persons referred to in Article 5 para 1(b) of these Articles of Association in accordance with one or more benefit or incentive plans of the Corporation. Shares may be issued to any of the persons referred to in Article 5 para 1(b) of these Articles of Association upon exercise of rights under Rights-Bearing Obligations at a price lower than the current market price quoted on the stock exchange on which the shares are traded, but at least at par value.

[6] Die neuen Aktien, welche über die Ausübung von mit Rechten verbundenen Obligationen erworben werden, unterliegen den Eintragungsbeschränkungen in das Aktienbuch gemäss Artikel 6 dieser Statuten.
[6] The new shares acquired through the exercise of Rights-Bearing Obligations shall be subject to the limitations for registration in the share register pursuant to Article 6 of these Articles of Association.

Artikel 6. Aktienbuch	Article 6. Share Register
[1] Die Gesellschaft oder von ihr beauftragte Dritte führen ein Aktienbuch. Darin werden die Eigentümer und Nutzniesser der Aktien sowie Nominees mit Namen und Vornamen, Wohnort, Adresse und Staatsangehörigkeit (bei juristischen Personen mit Firma und Sitz) eingetragen. Die Gesellschaft oder der von ihr mit der Aktienbuchführung beauftragte Dritte ist berechtigt, bei Eintragung im Aktienbuch von der antragstellenden Person einen angemessenen Nachweis seiner Berechtigung an den Aktien zu verlangen. Ändert eine im Aktienbuch eingetragene Person ihre Adresse, so hat sie dies dem Aktienbuchführer mitzuteilen. Solange dies nicht geschehen ist, gelten alle schriftlichen Mitteilungen der Gesellschaft an die im Aktienbuch eingetragenen Personen als rechtsgültig an die bisher im Aktienbuch eingetragene Adresse erfolgt.

[1] The Corporation shall maintain, itself or through a third party, a share register that lists the surname, first name, address and citizenship (in the case of legal entities, the company name and company seat) of the holders and usufructuaries of the shares as well as the nominees. The Corporation or the third party maintaining the share register on behalf of the Corporation shall be entitled to request at the time of the entry into the share register from the Person requesting such entry appropriate evidence of that person's title to the shares. A person recorded in the share register shall notify the share registrar of any change in address. Until such notification shall have occurred, all written communication from the Corporation to persons of record shall be deemed to have validly been made if sent to the address recorded in the share register.

[2] Ein Erwerber von Aktien wird auf Gesuch als Aktionär mit Stimmrecht im Aktienbuch eingetragen, vorausgesetzt, dass ein solcher Erwerber ausdrücklich erklärt, die Aktien im eigenen Namen und auf eigene Rechnung erworben zu haben. Der Verwaltungsrat kann Nominees, welche Aktien im eigenen Namen aber auf fremde Rechnung halten, als Aktionäre mit Stimmrecht im Aktienbuch der Gesellschaft eintragen. Die an den Aktien wirtschaftlich Berechtigten, welche die Aktien über einen Nominee halten, üben Aktionärsrechte mittelbar über den Nominee aus.

2 An acquirer of shares shall be recorded upon request in the share register as a shareholder with voting rights; provided, however, that any such acquirer expressly declares to have acquired the shares in its own name and for its own account, save that the Board of Directors may record nominees who hold shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of shares who hold shares through a nominee exercise the shareholders' rights through the intermediation of such nominee.

[3] Der Verwaltungsrat kann nach Anhörung des eingetragenen Aktionärs dessen Eintragung im Aktienbuch als Aktionär mit Stimmrecht mit Rückwirkung auf das Datum der Eintragung streichen, wenn diese durch falsche oder irreführende Angaben zustande gekommen ist. Der Betroffene muss über die Streichung sofort informiert werden.

[3] After hearing the registered shareholder concerned, the Board of Directors may cancel the registration of such shareholder as a shareholder with voting rights in the share register with retroactive effect as of the date of registration, if such registration was made based on false or misleading information. The relevant shareholder shall be informed promptly of the cancellation.

Artikel 7. Form der Aktien	Article 7. Form of Shares
[1] Die Gesellschaft gibt Aktien in Form von Einzelurkunden, Globalurkunden oder Wertrechten aus. Der Gesellschaft steht es im Rahmen der gesetzlichen Vorgaben frei, ihre in einer dieser Formen ausgegebenen Aktien jederzeit und ohne Zustimmung der Aktionäre in eine andere Form umzuwandeln. Die Gesellschaft trägt die Kosten, die bei einer solchen Umwandlung anfallen.

[1] The Corporation may issue shares in the form of individual certificates, global certificates or uncertificated securities. Subject to applicable law, the Corporation may convert the shares from one form into another form at any time and without the approval of the shareholders. The Corporation shall bear all cost associated with any such conversion.

[2] Ein Aktionär hat keinen Anspruch auf Umwandlung von in bestimmter Form ausgegebenen Aktien in eine andere Form. Jeder Aktionär kann jedoch jederzeit die Ausstellung einer Bescheinigung über die von ihm gemäss Aktienbuch gehaltenen Namenaktien verlangen.

2 A shareholder has no right to request a conversion of the shares from one form into another form. Each shareholder may, however, at any time request a written attestation of the number of shares held by it as reflected in the share register.

[3] Werden Bucheffekten im Auftrag der Gesellschaft oder des Aktionärs von einer Verwahrungsstelle, einem Registrar, Transfer Agenten, einer Trust Gesellschaft, Bank oder einer ähnlichen Gesellschaft verwaltet (nachfolgend die "Verwahrungsstelle"), so setzt Wirksamkeit gegenüber der Gesellschaft voraus, dass diese Bucheffekten und die damit verbundenen Rechte unter Mitwirkung der Verwahrungsstelle übertragen oder daran Sicherheiten bestellt werden.

3 If intermediated securities are administered on behalf of the Corporation or a shareholder by an intermediary, registrar, transfer agent, trust company, bank or similar entity (hereinafter the "Intermediary"), any transfer or grant of a security interest in such intermediated securities and the appurtenant rights associated therewith, in order for such transfer or grant of a security interest to be valid against the Corporation, requires the cooperation of the Intermediary.

4 Für den Fall, dass die Gesellschaft beschliesst, Aktienzertifikate zu drucken und auszugeben, müssen die Aktienzertifikate die Unterschrift von zwei zeichnungsberechtigten Personen tragen. Mindestens eine dieser Personen muss ein Mitglied des Verwaltungsrates sein. Faksimile-Unterschriften sind erlaubt.

4 If the Corporation decides to print and deliver share certificates, the share certificates shall bear the signatures of two duly authorized signatories of the Corporation, at least one of which shall be a member of the Board of Directors. These signatures may be facsimile signatures.

Artikel 8. Rechtsausübung	Article 8. Exercise of Rights
[1] Die Gesellschaft anerkennt nur einen Vertreter pro Aktie.	[1] The Corporation recognizes only one proxy-holder per share.
[2] Stimmrechte und die damit verbundenen Rechte können der Gesellschaft gegenüber nur von einer Person, welche mit Stimmrecht im Aktienbuch eingetragen ist, ausgeübt werden.	[2] Voting rights and associated rights may only be exercised in relation to the Corporation by a party entered in the share register as having the right to vote.
[3] Jeder Aktionär, der am massgeblichen Datum für eine Generalversammlung mit Stimmrecht im Aktienbuch eingetragen ist, ist berechtigt an der Generalversammlung und an sämtlichen Abstimmungen in dieser Generalversammlung teilzunehmen.
[3] Each shareholder recorded in the share register as of the record date for the meeting is entitled to participate at the shareholders meeting and in any vote taken.
[4] Damit die Gesellschaft festlegen kann, welche Aktionäre berechtigt sind, an der Generalversammlung mit Stimmrecht teilzunehmen, kann der Verwaltungsrat ein massgebliches Datum für die Eintragungen im Aktienbuch festlegen. Dieses massgebliche Datum darf nicht mehr als 20 Tage vor dem Datum der Generalversammlung sein. Dieses massgebliche Datum gilt auch für eine allfällige Verschiebung der Generalversammlung.

4 In order that the Corporation may determine the shareholders entitled to notice of or to vote at any shareholders meeting, the Board of Directors may fix a record date, which record date shall not be more than 20 days before the date of such meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment or postponement of the meeting.

III. Organisation	III. Organization
A. Generalversammlung	A. The General Meeting of Shareholders
Artikel 9. Befugnisse	Article 9. Authorities
Oberstes Organ der Gesellschaft ist die Generalversammlung. Die ordentliche Generalversammlung wird jährlich abgehalten. Der Generalversammlung stehen folgende unübertragbare Befugnisse zu:
The General Meeting of Shareholders (hereinafter "General Meeting") is the supreme corporate body of the Corporation. The ordinary General Meeting shall be held on an annual basis. The General Meeting has the following non-transferable powers:

1. Festsetzung und Änderung der Statuten;	1. to adopt and amend the Articles of Association;
2. Wahl und Abberufung der Mitglieder und des Präsidenten des Verwaltungsrates und der Mitglieder des Vergütungsausschusses;	2. to elect and recall the members and the Chairman of the Board of Directors and the members of the Compensation Committee;
3. Wahl der Revisionsstelle;	3. to elect the Auditors;
4. Wahl des unabhängigen Stimmrechtsvertreters;	4. to elect the Independent Proxy;

5. Genehmigung des gesetzlich vorgesehenen Lageberichts, der Jahresrechnung und der Konzernrechnung sowie Beschlussfassung über die Verwendung des Bilanzgewinnes, insbesondere die Festsetzung der Dividende;

5.    to approve the statutorily required annual management report, the annual accounts and the consolidated financial statements as well as to pass resolutions regarding the allocation of profits as shown on the balance sheet, in particular to determine the dividends;

6. Genehmigung der Vergütung der Mitglieder des Verwaltungsrates und der Geschäftsleitung;	6. to approve the compensation of the members of the Board of Directors and the Executive Management;
7. Entlastung der Mitglieder des Verwaltungsrates; und	7. to grant discharge to the members of the Board of Directors; and
8. Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder ihr durch den Verwaltungsrat vorgelegt werden.	8. to pass resolutions regarding issues which are reserved to the General Meeting by law or by the Articles of Association or which are presented to it by the Board of Directors.
Artikel 10. Versammlungen und Anwesenheitsquorum	Article 10. Meetings and Quorum
[1] Die ordentliche Generalversammlung findet jedes Jahr innerhalb von sechs Monaten nach Abschluss des Geschäftsjahres statt; Datum und Ort, welches innerhalb oder ausserhalb der Schweiz sein kann, wird vom Verwaltungsrat bestimmt.

[1] The ordinary General Meeting shall be held annually within six months after the close of the business year at such time and such location which may be within or outside Switzerland as determined by the Board of Directors.

[2] Ausserordentliche Generalversammlungen werden in den vom Gesetz vorgesehenen Fällen abgehalten, insbesondere, wenn der Verwaltungsrat es als notwendig oder angebracht erachtet, oder wenn die Revisionsstelle es verlangt. Die Versammlung kann an einem oder mehreren Orten simultan abgehalten werden.

[2] Extraordinary General Meetings shall be held in the circumstances provided by law, in particular when deemed necessary or appropriate by the Board of Directors or if so requested by the Auditors. The Meeting may be held in one or more locations simultaneously.

3 Der Verwaltungsrat hat eine ausserordentliche Generalversammlung einzuberufen auf Verlangen der Generalversammlung oder auf Begehren eines oder mehrerer Aktionäre, die zusammen mindestens den zehnten Teil des im Handelsregister eingetragenen Aktienkapitals vertreten. Das Begehren muss vom betreffenden Aktionär/den betreffenden Aktionären unterzeichnet sein und (1) die Verhandlungsgegenstände angeben, und (2) die Anträge des Aktionärs/der Aktionäre beinhalten.

3 An extraordinary General Meeting shall also be convened by the Board of Directors upon resolution of a General Meeting or if so requested by one or more shareholders who, in the aggregate, represent at least one-tenth of the share capital recorded in the Commercial Register and who submit (1) a request signed by such shareholder(s) that specifies the item(s) to be included on the agenda and (2) the respective proposals of the shareholders.

[4] Die Generalversammlung kann gültig Beschlüsse fassen und Wahlen vollziehen, sofern wenigsten 1/3 der Stimmen und Aktiennennwerte der im Aktienbuch der Gesellschaft mit Stimmrecht eingetragenen Aktien anwesend oder vertreten sind.

[4] The General Meeting may validly pass resolutions and carry out elections if at least 1/3 of the votes of the shares and par values registered in the Company's share register with voting rights are present or represented at the General Meeting.

Artikel 11. Einberufung	Article 11. Convening
[1] Die Generalversammlung wird durch den Verwaltungsrat, nötigenfalls die Revisionsstelle, spätestens 20 Tage vor dem Versammlungstag einberufen. Die Einberufung erfolgt durch einmalige Bekanntmachung im Publikationsorgan der Gesellschaft gemäss Artikel 33. Für die Einhaltung der Einberufungsfrist ist der Tag der Veröffentlichung der Einberufung im Publikationsorgan der Gesellschaft gemäss Artikel 33 massgeblich, wobei der Tag der Veröffentlichung nicht mitzuzählen ist.

[1] Notice of a General Meeting shall be given by the Board of Directors or, if necessary, by the Auditors, no later than 20 days prior to the meeting date. Notice of the General Meeting shall be given by way of a one-time publication in the official means of publication of the Corporation as provided in Article 33. The notice period shall be deemed to have been observed if notice of the meeting is published in the official means of publication of the Corporation as provided in Article 33, whereby the date of publication is not calculated when computing the period.

[2] Die Einberufung muss die Verhandlungsgegenstände sowie die Anträge des Verwaltungsrates und der Aktionäre, welche die Durchführung einer Generalversammlung oder die Traktandierung eines Verhandlungsgegenstandes verlangt haben, und bei Wahlgeschäften die Namen der vorgeschlagenen Kandidaten enthalten.

[2] The notice of a General Meeting shall state the items on the agenda and the proposals of the Board of Directors and of the shareholders who requested that a General Meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates.

Artikel 12. Traktandierung	Article 12. Agenda
[1] Der Verwaltungsrat bestimmt die Traktanden.	[1] The Board of Directors shall state the matters on the agenda.
[2] Ein oder mehrere Aktionäre, die Aktien im Nennwert von CHF 1'000'000 oder mehr vertreten, können die Traktandierung eines Verhandlungsgegenstandes für die Generalversammlung verlangen.	[2] One or more shareholders whose combined shareholdings represent an aggregate par value of at least CHF 1'000'000 may request that an item be included on the agenda of a General Meeting.
[3] Das Traktandierungsbegehren muss mindestens 30 Kalendertage vor dem Jahrestag des sog. Proxy Statements der Gesellschaft, das im Zusammenhang mit der Generalversammlung im jeweiligen Vorjahr veröffentlicht und gemäss den anwendbaren Regeln der U.S Securities and Exchange Commission (im Folgenden "SEC") bei der SEC eingereicht wurde, schriftlich unter Angabe des Verhandlungsgegenstandes und der Anträge sowie unter Nachweis der erforderlichen Anzahl im Aktienbuch eingetragenen Aktien eingereicht werden. Falls das Datum der anstehenden Generalversammlung mehr als 30 Kalendertage vor oder nach dem Jahrestag der vorangegangenen Generalversammlung angesetzt worden ist, ist das Traktandierungsbegehren stattdessen spätestens 10 Kalendertage nach dem Tag einzureichen, an dem die Gesellschaft das Datum der Generalversammlung öffentlich bekannt gemacht hat.

3 An inclusion of an item on the agenda must be requested in writing at least 30 calendar days prior to the anniversary date of the Corporation's proxy statement in connection with the previous year's General Meeting, as filed with the U.S. Securities and Exchange Commission (hereinafter the "SEC") pursuant to the applicable rules of the SEC, and shall specify in writing the relevant agenda items and proposals, together with evidence of the required shareholdings recorded in the share register; provided, however, that if the date of the General Meeting is more than 30 calendar days before or after such anniversary date, such request must instead be made at least by the 10th calendar day following the date on which the Corporation has made public disclosure of the date of the General Meeting.

4 Zu nicht gehörig angekündigten Verhandlungsgegenständen kann die Generalversammlung keine Beschlüsse fassen. Hiervon sind jedoch der Beschluss über den in einer Generalversammlung gestellten Antrag auf Einberufung einer ausserordentlichen Generalversammlung sowie derjenige auf Durchführung einer Sonderprüfung ausgenommen.

4 No resolutions may be passed at a General Meeting concerning agenda items for which no proper notice was given. This provision shall not apply, however, to proposals made during a General Meeting to convene an extraordinary General Meeting or to initiate a special audit.

[5] Zur Stellung von Anträgen im Rahmen der traktandierten Verhandlungsgegenstände und zu Verhandlungen ohne Beschlussfassung bedarf es nicht der vorgängigen Ankündigung.	5 No prior notice is required to bring motions related to items already included on the agenda, and for debates as to matters on which no vote is to be taken.
Artikel 13. Vorsitz, Protokoll	Article 13. Chair, Minutes
[1] Den Vorsitz der Generalversammlung führt der Präsident, oder, bei dessen Verhinderung, ein anderes Mitglied des Verwaltungsrates, oder ein anderer von der Generalversammlung gewählter Tagespräsident.

[1] The General Meeting shall be chaired by the Chairman of the Board of Directors, or, in his absence, by another member of the Board of Directors or by an alternative chairman elected for that day by the General Meeting.

[2] Der Vorsitzende bezeichnet den Protokollführer und die Stimmenzähler, die nicht Aktionäre sein müssen. Das Protokoll ist vom Vorsitzenden und vom Protokollführer zu unterzeichnen.	[2] The Chairman designates a Secretary for the minutes as well as a designee to count the votes who need not be shareholders. The minutes have to be signed by the Chairman and by the Secretary.
[3] Der Vorsitzende der Generalversammlung hat alle erforderlichen und dienlichen Befugnisse und Kompetenzen um einen ordentlichen Verlauf der Generalversammlung sicherzustellen.	[3] The acting Chairman of the General Meeting shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the General Meeting.
Artikel 14. Unabhängiger Stimmrechtsvertreter	Article 14. Independent Proxy
[1] Der unabhängige Stimmrechtsvertreter wird von der Generalversammlung für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung gewählt.	[1] The Independent Proxy shall be elected by the General Meeting for a term of office expiring after completion of the next ordinary General Meeting.
[2] Wiederwahl ist zulässig.	2 Re-election of the Independent Proxy is permitted.
[3] Wird das Amt des unabhängigen Stimmrechtsvertreters vakant, so ernennt der Verwaltungsrat für die nächste ordentliche Generalversammlung einen Ersatz.	3 If the Corporation does not have an Independent Proxy, the Board of Directors shall appoint the Independent Proxy for the next General Meeting.
Artikel 15. Beschlussfassung	Article 15. Resolutions
[1] Jede Aktie berechtigt zu einer Stimme	[1] Each share is entitled to one vote.
[2] Jeder Aktionär kann sich an der Generalversammlung durch den unabhängigen Stimmrechtsvertreter oder einen Dritten vertreten lassen, der nicht Aktionär sein muss.	[2] Each shareholder may be represented at the General Meeting by another person, including the Independent Proxy. Neither the representative nor the Independent Proxy need be a shareholder.
[3] Die Generalversammlung fasst ihre Beschlüsse und vollzieht ihre Wahlen, soweit nicht zwingendes Recht oder anders lautende Bestimmungen dieser Statuten entgegenstehen, mit der absoluten Mehrheit der vertretenen Aktienstimmen.

[3] The General Meeting shall pass its resolutions and carry out its elections with an absolute majority of the share votes represented, to the extent that neither the law nor the Articles of Association provide otherwise.

4 Für den Fall, dass die erste Abstimmung nicht zu einer Wahl führt, findet eine zweite Abstimmung statt, bei der eine relative Mehrheit entscheidet (dabei werden Enthaltungen, sog. Broker Nonvotes, leere oder ungültige Stimmen und zurückgezogene Stimmen bei der Ermittlung der Mehrheit nicht berücksichtigt).

4 If an election cannot be completed upon the first ballot, there shall be a second ballot at which the relative majority shall decide (whereby abstentions, broker non-votes, blank or invalid ballots and withdrawals shall be disregarded for purposes of establishing the majority).

[5] Die Abstimmungen und Wahlen erfolgen offen, es sei den, dass die Generalversammlung eine schriftliche Abstimmung beschliesst oder der Vorsitzende eine solche anordnet. Der Vorsitzende kann Abstimmungen oder Wahlen auch mittels elektronischem Verfahren durchführen lassen. Elektronische Abstimmungen und Wahlen sind schriftlichen Abstimmungen und Wahlen gleichgestellt.

[5] Unless otherwise required by law, resolutions and elections at the General Meeting shall be decided by open vote, unless a secret ballot is resolved by the General Meeting or is ordered by the Chairman of the General Meeting. The Chairman of the General Meeting may also hold resolutions and elections in electronic form. Electronic resolutions and elections shall be treated in the same manner as resolutions and elections by ballot.

Artikel 16. Besonderes Quorum	Article 16. Required Approval for Certain Actions
[1]Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der an der Generalversammlung vertretenen Stimmen und die absolute Mehrheit der an der Generalversammlung vertretenen Aktiennennwerte auf sich vereinigt, ist erforderlich für:

[1]The approval of at least two-thirds of the votes and of the absolute majority of the nominal value of shares (where the Corporation has issued shares with different nominal values) represented at a General Meeting shall be required for resolutions with respect to:

1. Die Änderung des Gesellschaftszweckes gemäss Artikel 2 dieser Statuten;	1. a modification of the purpose of the Corporation set forth in Article 2;
2. Die Einführung von Stimmrechtsaktien;	2. the creation of dual-class common stock;
3. Die Beschränkung der Übertragbarkeit der Aktien und die Aufhebung einer solchen Beschränkung;	3. restrictions on the transfer of registered shares and the removal of such restrictions;
4. Die Beschränkung der Ausübung des Stimmrechte und die Aufhebung einer solchen Beschränkung;	4. restrictions on the exercise of the right to vote and the removal of such restrictions;
5. Eine genehmigte oder bedingte Kapitalerhöhung;	5. an authorized or conditional increase in share capital;
6. Eine Kapitalerhöhung aus Eigenkapital, gegen Sacheinlage oder zwecks Sachübernahme oder die Gewährung von besonderen Vorteilen (gemäss Art. 650 Abs. 2, Ziff. 2. OR);
6.    an increase in share capital through the conversion of capital surplus, through a contribution in kind or in exchange for an acquisition of assets, or a grant of special privileges (as defined in CO Art. 650 para 2, 2.) upon a capital increase;

7. Die Einschränkung oder Aufhebung des Bezugsrechtes;	7. the restriction or denial of preemptive rights;
8. Die Verlegung des Sitzes der Gesellschaft;	8. a change of the place of incorporation of the Corporation;
9. Die Umwandlung von Namen- in Inhaberaktien und umgekehrt;	9. the conversion of registered shares into bearer shares and vice versa;
10. Die Auflösung der Gesellschaft; und	10. the dissolution of the Corporation; and
11. Jede Änderung oder Löschung der Artikel 37 oder 38 dieser Statuten.	11. any change, amendment or cancellation of Article 37 or Article 38 of these Articles of Association.

B. Verwaltungsrat	B. The Board of Directors
Artikel 17. Wahl, Konstituierung	Article 17. Election, Constitution
[1] Der Verwaltungsrat besteht aus mindestens drei und höchstens neun Mitgliedern. Die Mitglieder des Verwaltungsrates werden von der Generalversammlung einzeln für eine Amtsdauer von einem Jahr gewählt. Die Amtsdauer dauert, unter Vorbehalt von einem früheren Rücktritt oder einer Abwahl, bis zum Abschluss der nächsten ordentlichen Generalversammlung.

[1] The Board of Directors shall consist of at least three but not more than nine members. The members of the Board of Directors shall, as a rule, be individually elected by the ordinary General Meeting in each case for a term of office of one year. The term of office of a member of the Board of Directors shall, subject to prior resignation and removal, expire upon the day of the next ordinary General Meeting.

[2] Die Mitglieder des Verwaltungsrates können unbeschränkt wiedergewählt werden.	[2] The members of the Board of Directors may be re-elected without limitation.
[3] Mit Ausnahme der Wahl des Präsidenten und der Mitglieder des Vergütungsausschusses, die alle Mitglieder des Verwaltungsrates sein müssen, konstituiert sich der Verwaltungsrat selbst. Er bezeichnet einen Sekretär, der nicht dem Verwaltungsrat angehören muss.

[3] Except for the election by the General Meeting of the Chairman of the Board of Directors and the members of the Compensation Committee, who shall all be members of the Board of Directors, the Board of Directors shall organize itself. It shall appoint a Secretary who need not be a member of the Board of Directors.

[4] Ist das Amt des Präsidenten vakant, so ernennt der Verwaltungsrat aus seiner Mitte einen neuen Präsidenten für die verbleibende Amtsdauer.
4 If the office of the Chairman of the Board of Directors is vacant, the Board of Directors shall appoint a new Chairman from among its members for the remaining term of office that would otherwise have been held by the original Chairman of the Board of Directors.

Artikel 18. Oberleitung, Delegation	Article 18. Ultimate Direction, Delegation
[1] Dem Verwaltungsrat obliegt die oberste Leitung der Gesellschaft und die Überwachung der Geschäftsführung. Er vertritt die Gesellschaft nach aussen und besorgt alle Angelegenheiten, die nicht nach Gesetz, Statuten oder dem Organisationsreglement einem anderen Organ der Gesellschaft übertragen sind.

[1] The Board of Directors is entrusted with the ultimate direction of the Corporation as well as the supervision of the management of the Corporation. It represents the Corporation towards third parties and attends to all matters which are not delegated to or reserved for another corporate body of the Corporation by law, the Articles of Association or the organizational regulations (hereinafter the "Organizational Regulations").

[2] Der Verwaltungsrat kann die Geschäftsführung oder einzelne Teile derselben sowie die Vertretung der Gesellschaft an eine oder mehrere Personen, Ausschüsse oder Mitglieder des Verwaltungsrates oder Dritte, die nicht Aktionäre sein müssen, übertragen. Er erlässt das Organisationsreglement und ordnet die entsprechenden Vertragsverhältnisse.

[2] The Board of Directors may entrust the management and the representation of the Corporation wholly or in part to one or several persons, committees or members of the Board of Directors or third parties who need not be shareholders of the Corporation. The Board of Directors shall enact the Organizational Regulations and arrange for the appropriate contractual relationships.

Artikel 19. Aufgaben	Article 19. Duties
Der Verwaltungsrat hat folgende unübertragbare und unentziehbare Aufgaben:	The Board of Directors has the following non-transferable and irrevocable duties:
1. Oberleitung der Gesellschaft und Erteilung der nötigen Weisungen;	1. to ultimately direct the Corporation and issue the necessary directives;
2. Festlegung der Organisation der Gesellschaft; 3. Ausgestaltung des Rechnungswesens, der Finanzkontrolle sowie der Finanzplanung;	2. to determine the Corporation's organizational structure;
3. Ausgestaltung des Rechnungswesens, der Finanzkontrolle sowie der Finanzplanung;	3. to determine the Corporation's accounting, financial control principles, and financial planning;
4. Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen und Regelung der Zeichnungsberechtigung;	4. to appoint and recall the persons entrusted with the management and representation of the Corporation and to grant signatory power for the Corporation;
5. Oberaufsicht über die mit der Geschäftsführung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;
5.    to ultimately supervise the persons entrusted with the management of the Corporation, in particular with respect to compliance with the law and with the Articles of Association, the Organizational Regulations and directives;

6. Erstellung des Geschäftsberichtes und des Vergütungsberichtes;	6. to prepare the business report and the compensation report;

7. Vorbereitung der Generalversammlung und Ausführung ihrer Beschlüsse;	7. to arrange for the General Meeting and to implement the latter's resolutions;
8. Benachrichtigung des Richters im Falle der Überschuldung (Art. 725 Abs. 2 OR);	8. to inform the competent court in the event of overindebtedness as defined in CO Art. 725 para 2;
9. Beschlussfassung über die nachträgliche Leistung von Einlagen auf nicht vollständig liberierte Aktien;	9. to pass resolutions regarding the subsequent contributions in respect of shares that are not fully paid-in;
10. Beschlussfassung über die Feststellung von Kapitalerhöhungen und daraus folgende Statutenänderungen; und	10. to pass resolutions confirming increases in share capital and regarding the amendments to the Articles of Association entailed thereby; and
11. Genehmigung Fusions-, Spaltungs- Umwandlungs- und Vermögensübertragungsverträgen bei denen die Gesellschaft Partei ist, soweit dies gemäss den Bestimmungen des Fusionsgesetzes notwendig ist.	11. to approve any agreements to which the Corporation is a party relating to mergers, demergers, transformations and/or transfers of assets, to the extent required under the Swiss Merger Act.
Artikel 20. Organisation, Protokolle	Article 20. Organization, Minutes
[1] Sofern das vom Verwaltungsrat erlassene Organisationsreglement nichts anderes festlegt, ist zur gültigen Beschlussfassung über Geschäfte des Verwaltungsrates die Anwesenheit einer einfachen Mehrheit der Mitglieder des gesamten Verwaltungsrates notwendig. Kein Präsenzquorum ist erforderlich für die Statutenanpassungs- und Feststellungsbeschlüsse des Verwaltungsrates im Zusammenhang mit Kapitalerhöhungen.

[1] Except as otherwise set forth in the Organizational Regulations, the attendance quorum necessary for the transaction of the business of the Board of Directors shall be a simple majority of all members of the Board of Directors. No attendance quorum shall be required for resolutions of the Board of Directors providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith.

[2] Der Verwaltungsrat fasst seine Beschlüsse mit einer Mehrheit der von den anwesenden Verwaltungsräten abgegebenen Stimmen, vorausgesetzt, das Präsenzquorum von Absatz 1 dieses Artikels 20 ist erfüllt.

[2] The Board of Directors shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of the previous paragraph of this Article 20 is satisfied.

[3] Über die Verhandlungen und Beschlüsse des Verwaltungsrates ist ein Protokoll zu führen. Das Protokoll ist vom Vorsitzenden und vom Sekretär des Verwaltungsrates zu unterzeichnen.	[3] Minutes shall be kept of the deliberations and resolutions of the Board of Directors. The minutes shall be signed by the Chairman and the Secretary of the Board of Directors.
C. Vergütungsausschuss	C. Compensation Committee
Artikel 21. Anzahl der Mitglieder; Amtsdauer; Organisation	Article 21. Number of Members; Term of Office; Organization
[1] Der Vergütungsausschuss besteht aus mindestens drei unabhängigen Mitgliedern des Verwaltungsrates.	1T he Compensation Committee shall consist of at least three independent members of the Board of Directors

[2] Die Mitglieder des Vergütungsausschusses werden von der Generalversammlung einzeln für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung gewählt. Mitglieder des Vergütungsausschusses, deren Amtsdauer abgelaufen ist, sind sofort wieder wählbar.

[2] The members of the Compensation Committee shall be elected individually by the General Meeting for a term of office until completion of next ordinary General Meeting. Members of the Compensation Committee whose term of office has expired shall be immediately eligible for re-election.

[3] Bei Vakanzen im Vergütungsausschuss ernennt der Verwaltungsrat aus seiner Mitte Ersatzmitglieder für die verbleibende Amtsdauer.	3 If there are vacancies on the Compensation Committee, the Board of Directors shall appoint substitutes from amongst its members for the remaining term of office of the applicable departed member.
[4] Der Verwaltungsrat wählt einen Vorsitzenden des Vergütungsausschusses. Der Verwaltungsrat definiert innerhalb der Schranke des Gesetzes und der Statuten die Organisation des Vergütungsausschusses in einem Reglement.

[4] The Board of Directors shall elect a Chairman of the Compensation Committee. It shall, within the limits of the law and the Articles of Association, determine the organization of the Compensation Committee in regulations.

Artikel 22. Befugnisse des Vergütungsausschusses	Article 22. Powers of the Compensation Committee
[1] Der Vergütungsausschuss unterstützt den Verwaltungsrat bei der Festsetzung, Genehmigung und/oder der periodischen Überprüfung der Vergütungsstrategie Vergütungsrichtlinien und Leistungskriterien der Gesellschaft sowie bei der Vorbereitung der Anträge zuhanden der Generalversammlung betreffend die Vergütung der Mitglieder des Verwaltungsrates und der Geschäftsleitung. Er kann dem Verwaltungsrat Anträge und Empfehlungen zu anderen vergütungsbezogenen Fragen unterbreiten. Der Vergütungsausschuss hat die Aufgabe und die Befugnis, Beschlüsse zu fassen und Anträge zu unterbreiten, wie dies im Organisationsreglement und im Reglement des Vergütungsausschusses geregelt ist.

[1] The Compensation Committee shall support the Board of Directors in establishing, approving and/or periodically reviewing the Corporation's compensation strategy, guidelines and performance criteria and shall prepare proposals to be made to the General Meeting regarding the compensation of the members of the Board of Directors and of Executive Management. The Compensation Committee may submit proposals and recommendations to the Board of Directors in other compensation-related issues. The Compensation Committee shall have the tasks, and dispose of the authority to make resolutions and submit proposals in accordance with the Organizational Regulations and pursuant to any regulations or charter governing the Compensation Committee.

[2] Der Verwaltungsrat kann weitere Aufgaben und Befugnisse an den Vergütungsausschuss delegieren.	[2] The Board of Directors may delegate further tasks and powers to the Compensation Committee.
D. Revisionsstelle und Besondere Revisionsstelle	D. The Auditors and the Special Auditors
Artikel 23. Amtsdauer, Befugnisse und Pflichten	Article 23. Period of Office, Powers and Duties
[1] Der Revisionsstelle, die von der Generalversammlung gewählt wird, obliegen die ihr vom Gesetz zugewiesenen Befugnisse und Pflichten.	[1] The Auditors, which shall be elected by the General Meeting, shall have the powers and duties vested in them by law.
[2] Die Generalversammlung kann eine besondere Revisionsstelle wählen, der die Vornahme der im Rahmen von Kapitalerhöhungen vorgeschriebenen besonderen Prüfungen (Art. 652f, 653f und 653i OR) obliegen.	[2] The General Meeting may appoint a special auditing firm entrusted with the examinations required under applicable law in connection with capital increases (Art. 652f, 653f and 653i CO).

[3] Die Amtsdauer der Revisionsstelle und gegebenenfalls der besonderen Revisionsstelle beträgt ein Jahr. Sie beginnt mit dem Tag ihrer Wahl und endet mit der ersten darauffolgenden ordentlichen Generalversammlung oder, bei der besonderen Revisionsstelle ein Jahr nach der Wahl.

[3] The term of office of the Auditors and (if appointed) the special auditors shall commence on the day of election, and, with respect to the Auditors, shall terminate on the first ordinary General Meeting following their election or, with respect to the special auditors, shall terminate one year after their appointment.

IV. Vergütung des Verwaltungsrates und der Geschäftsleitung	IV. Compensation of the Board of Directors and of the Executive Management
Artikel 24. Genehmigung der Vergütung durch die Generalversammlung	Article 24. Approval of Compensation by General Meeting
[1] Die Generalversammlung genehmigt jährlich und gesondert die Anträge des Verwaltungsrates in Bezug auf die maximalen Gesamtbeträge:	[1] The General Meeting shall approve annually and separately the proposals of the Board of Directors in relation to the maximum aggregate amount of:
a) der Vergütung des Verwaltungsrates für die Dauer bis zur nächsten ordentlichen Generalversammlung;	a) compensation of the Board of Directors for the period until the next ordinary General Meeting;
b) der Vergütung der Geschäftsleitung für das folgende Geschäftsjahr.	b) compensation of the Executive Management for the following financial year.
[2] Der Verwaltungsrat kann der Generalversammlung abweichende oder zusätzliche Anträge in Bezug auf die gleiche oder andere Zeitperioden zur Genehmigung vorlegen.	[2] The Board of Directors may submit for approval by the General Meeting deviating or additional proposals relating to the same or different periods.
[3] Genehmigt die Generalversammlung einen Antrag des Verwaltungsrates nicht, setzt der Verwaltungsrat den entsprechenden maximalen Gesamtbetrag oder maximale Teilbeträge fest, unter folgenden Voraussetzungen:

3 In the event the General Meeting has rejected a proposal of the Board of Directors, the Board of Directors shall determine the respective maximum aggregate amount or maximum partial amounts of compensation, provided that:

a) der Verwaltungsrat berücksichtigt:	a) the Board of Directors takes into account:
(i) den beantragten maximalen Gesamtbetrag der Vergütung;	(i) the proposed maximum aggregate amount of compensation
(ii) den Beschluss der Generalversammlung und, soweit dem Verwaltungsrat bekannt, die wesentlichen Gründe für den ablehnenden Beschluss; und	(ii) the decision of the General Meeting and, to the extent known to the Board of Directors, the main reasons for the negative vote; and
(iii) die Vergütungsgrundsätze der Gesellschaft; und	(iii) the Corporation's compensation principles; and

b)    der Verwaltungsrat legt den oder die so festgesetzten Beträge derselben Generalversammlung, einer nachfolgenden ausserordentlichen Generalversammlung oder der nächsten ordentliche Generalversammlung zur Genehmigung vor.
b) the Board of Directors submits the amount(s) so determined to approval or ratification by the same General Meeting, a subsequent extraordinary General Meeting, or the next ordinary General Meeting.
[4] Ungeachtet der vorstehenden Absätze können die Gesellschaft oder von ihr kontrollierte Gesellschaften Vergütungen vor der Genehmigung durch die Generalversammlung ausrichten, unter Vorbehalt der (i) nachträglichen Genehmigung durch die Generalversammlung und (ii) der Rückforderung im Falle der Nicht-Genehmigung.

[4] Notwithstanding the preceding paragraph, the Corporation or companies controlled by it may pay out compensation prior to approval by the General Meeting subject to (i) subsequent approval by a General Meeting and (ii) claw-back in case of rejection.

Artikel 25. Zusatzbetrag bei Veränderungen in der Geschäftsleitung	Article 25. Supplementary Amount for changes on the Executive Management
Die Gesellschaft oder von ihr kontrollierte Gesellschaften sind ermächtigt, einem oder mehreren Mitgliedern, das/die während einer Vergütungsperiode, für welche die Generalversammlung die Vergütung der Geschäftsleitung bereits genehmigt hat, in die Geschäftsleitung eintritt/eintreten, während der Dauer der bereits genehmigten Vergütungsperiode(n) eine Zusatzbetrag auszurichten, wenn der bereits genehmigte maximale Gesamtbetrag der Vergütung für deren Vergütung nicht ausreicht. Der Zusatzbetrag darf insgesamt 200% des jeweils letzten von der Generalversammlung genehmigten Vergütung der Geschäftsleitung je Vergütungsperiode nicht übersteigen.

If the maximum aggregate amount of compensation already approved by the General Meeting is not sufficient to also cover compensation of one or more members who become members of the Executive Management during a compensation period for which the General Meeting has already approved the compensation of the Executive Management, the Corporation or companies controlled by it shall be authorized to pay to such member(s) a supplementary amount during the compensation period(s) already approved. The total supplementary amount shall not exceed 200% of the aggregate amount of compensation of the Executive Management last approved by the General Meeting per compensation period.

Artikel 26. Allgemeine Vergütungsgrundsätze	Article 26. General Compensation Principles
[1] Die Vergütung der nicht-exekutiven Mitglieder des Verwaltungsrates umfasst nur fixe Vergütungselemente.	[1] Compensation of the non-executive members of the Board of Directors comprises fixed compensation elements only.
[2] Die Vergütung der Mitglieder der Geschäftsleitung umfasst fixe und variable Vergütungselemente. Die fixe Vergütung umfasst das Grundgehalt, und kann weitere Vergütungselemente und Leistungen umfassen. Die variable Vergütung kann kurzfristige und langfristige Vergütungselemente umfassen und wird mit Hilfe vordefinierter Multiplikatoren der Zielhöhe begrenzt.

[2] Compensation of the Executive Management comprises fixed and variable compensation elements. Fixed compensation constitutes the base salary and may include other compensation elements and benefits. Variable compensation may comprise short-term and long-term compensation elements, and may be subject to caps expressed as predetermined multipliers of the respective target levels.

[3] Die kurzfristigen Vergütungselemente orientieren sich an Leistungswerten, die sich am Ergebnis der Gesellschaft und/oder eines Geschäftssegmentes, an im Vergleich zum Markt, zu anderen Unternehmen oder zu vergleichbaren Richtgrössen berechneten Zielen und/oder an individuellen Zielen ausrichten, und deren Erreichung sich in der Regel aufgrund eines einjährigen Zeitraumes bemisst. Die jährliche Zielhöhe der kurzfristigen Vergütungselemente wird in Prozenten des Grundgehaltes festgelegt; je nach erreichten Leistungswerten kann sich die Vergütung auf eine vordefinierten Multiplikator der Zielhöhe belaufen.

[3] Short-term compensation elements are governed by performance metrics that take into account the performance of the Corporation and/or parts thereof, targets in relation to the market, to other companies or to comparable benchmarks and/or individual targets, and achievement of which is generally measured based on a one-year period. The annual target level of the short-term compensation elements is determined as a percentage of the base salary; depending on achieved performance, the compensation may amount up to a predetermined multiplier of target level.

[4] Die langfristigen Vergütungselemente orientieren sich an Leistungswerten, welche die strategischen Ziele der Gesellschaft berücksichtigen, und deren Erreichung sich in der Regel aufgrund eines mehrjährigen Zeitraums bemisst. Die jährliche Zielhöhe der langfristigen Vergütungselemente wird in Prozenten des Grundgehalts festgelegt; je nach erreichten Leistungswerten kann sich die Vergütung auf eine vordefinierten Multiplikator der Zielhöhe belaufen.

[4] Long-term compensation elements are governed by performance metrics that take into account strategic objectives of the Corporation that are generally measured on a multiannual period. The annual target level of the long-term compensation elements is determined as a percentage of the base salary; depending on achieved performance, the compensation may amount up to a predetermined multiplier of target level.

[5] Der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss legt Leistungskriterien und Zielhöhen sowie deren Erreichung fest.	[5] The Board of Directors or, to the extent delegated to it, the Compensation Committee, determines performance metrics, target levels and their achievement.
[6] Vergütungen könne in Form von Geld, Aktien, andere Equity Awards, Finanzinstrumenten oder vergleichbaren Einheiten, anderen Leistungen oder Sachleistungen ausgerichtet werden. Der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss legt die Zuteilungs-, Vesting-, beschleunigte Vesting-, Sperr-, Ausübungs-, und Verfallsbedingungen fest; sie könne vorsehen, dass aufgrund des Eintritts im Voraus bestimmter Ereignisse wie der Beendigung des Arbeits- oder Mandatsverhältnisses, Vesting- und Ausübungsbedingungen weitergelten, verkürzt oder aufgehoben werden, Vergütungen unter Annahme der Erreichung der Zielwerte ausgerichtet werden oder Vergütungen verfallen.

[6] Compensation may be paid or granted in the form of cash, shares, other equity awards, financial instruments or similar units, other benefits or in kind. The Board of Directors or, to the extent delegated to it, the Compensation Committee determines grant, vesting, accelerated vesting, blocking, exercise and forfeiture conditions; they may provide for continuation, acceleration or removal of vesting and exercise conditions, for payment or grant of compensation assuming target achievement or for forfeiture in the event of pre-determined events such as a termination of an employment or mandate agreement.

[7] Die Vergütung kann durch die Gesellschaft und/oder durch von ihr kontrollierte Gesellschaften ausgerichtet werden.	[7] Compensation may be paid by the Corporation and/or companies controlled by it.

V. Verträge mit Mitgliedern des Verwaltungsrates und der Geschäftsleitung	V. Contracts with Members of the Board of Directors and of the Executive Management
Artikel 27. Grundsätze	Article 27. Basic Principles
[1] Die Gesellschaft und/oder von ihr kontrollierte Gesellschaften können mit Mitgliedern des Verwaltungsrates unbefristete oder befristete Verträge über deren Vergütung abschliessen. Dauer und Kündigungsfrist dürfen höchstens ein Jahr betragen.

[1] The Corporation and/or companies controlled by it may enter into agreements with members of the Board of Directors relating to their compensation for a fixed term not exceeding one year or for an indefinite term with a notice period for termination not exceeding one year.

[2] Die Gesellschaft und/oder von ihr kontrollierte Gesellschaften können mit Mitgliedern der Geschäftsleitung befristete Arbeitsverträge mit einer Dauer von höchstens einem Jahr oder unbefristete Arbeitsverträge mit einer Kündigungsfrist von höchstens zwölf Monaten abschliessen.

[2] The Corporation or companies controlled by it may enter into contracts of employment with members of the Executive Management for a fixed term not exceeding one year or for an indefinite term with a notice period for termination not exceeding one year.

[3] Arbeitsverträge mit Mitgliedern der Geschäftsleitung können ein Konkurrenzverbot für die Zeit nach Beendigung des Arbeitsverhältnisses für eine Dauer von bis zu einem Jahr enthalten. Die jährliche Entschädigung für ein solches Konkurrenzverbot darf die Entschädigung der letzten an dieses Mitglied ausbezahlten Jahresgesamtvergütung nicht übersteigen. Zur Klarstellung, falls so im betreffenden Arbeitsvertrag vereinbart, hat das betreffende Mitglied der Geschäftsleitung einen Anspruch von maximal in der Höhe des Salärs für die Dauer der Kündigungsfrist und des Salärs für die Dauer des Konkurrenzverbotes.

[3] Contracts of employment with members of the Executive Management may contain a prohibition of competition for the time after the end of employment for a duration of up to one year. The annual consideration for such prohibition shall not exceed the total annual compensation last paid to such member of the Executive Management. For the avoidance of doubt, if so stipulated in the respective employment agreement, such member of the Executive Management will be entitled to a maximum of the payment of the salary for the notice period and the salary for the period of the prohibition of competition.

[4] Bestehende Arbeitsverträge mit Mitgliedern der Geschäftsleitung sind bis spätestens zum 31. Dezember 2015 an die Bestimmungen dieses Artikels 27 und die anwendbaren gesetzliche Bestimmungen anzupassen.

[4] Pre-existing contracts of employment with members of the Executive Management shall be amended and made compliant with this Article 27 and the applicable Swiss regulations on or before December 31, 2015.

VI. Mandate ausserhalb der Gesellschaft; Darlehen	VI. Mandates Outside the Corporation Loans
Artikel 28. Mandate ausserhalb der Gesellschaft	Article 28. Mandates outside the Corporation
[1] Kein Mitglied des Verwaltungsrates kann mehr als 4 zusätzliche Mandate (wie in diesem Artikel 28 definiert) in börsenkotierten Unternehmen wahrnehmen. Die Zahl von zusätzlichen Mandaten in nicht börsenkotierten Unternehmen ist nicht beschränkt.

1 No member of the Board of Directors may hold more than 4 additional Positions (as defined in Article 28) in listed companies. The number of any additional Positions held by a member of the Board of Directors in non-listed companies is not limited.

[2] Kein Mitglied der Geschäftsleitung kann mehr als 2 zusätzliche Mandate in börsenkotierten Unternehmen und 4 zusätzliche Mandate in nicht börsenkotierten Unternehmen wahrnehmen. Jedes dieser Mandate bedarf der Genehmigung durch den Verwaltungsrat. In keinem Fall kann ein Mitglied der Geschäftsleitung eine exekutive Managementfunktion in einem anderen Unternehmen wahrnehmen.

2 No member of the Executive Management may hold more than 2 additional Positions in listed companies and 4 additional Positions in non-listed companies. Each of these Positions shall be subject to approval by the Board of Directors. In any event, no member of the Executive Management shall hold any executive management positions in any other corporation or entity.

[3] Die folgenden Mandate fallen nicht unter diese Beschränkung:	[3] The following Positions are not subject to these limitations:
a) Mandate in Unternehmen, die durch die Gesellschaft kontrolliert werden;	a) Positions in companies that are controlled by the Corporation;
b)    Mandate, die ein Mitglied des Verwaltungsrates oder der Geschäftsleitung auf Anordnung der Gesellschaft oder einer von ihr kontrollierten Gesellschaft, wahrnimmt. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als 4 solche Mandate wahrnehmen; und

b)    Positions that a member of the Board of Directors or of the Executive Management holds at the request of the Corporation or companies controlled by it. No member of the Board of Directors or of the Executive Management shall hold more than 4 such Positions; and

c)    Mandate in Vereinen, gemeinnützigen Organisationen, Stiftungen, Trust und Personalvorsorgestiftungen. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als 10 solche Mandate wahrnehmen.

c)    Positions in associations, charitable organizations, foundations, trusts and employee welfare foundations. No member of the Board of Directors or of the Executive Management shall hold more than 10 such Positions.

[4] Als Mandat im Sinne dieses Artikels gelten Mandate im obersten Leitungsorgan (wie Verwaltungsrat, Geschäftsleitung oder Beirat) einer Rechtseinheit, die zur Eintragung ins Handelsregister oder ein entsprechendes ausländisches Register verpflichtet ist.

4 A Position, within the meaning of this provision, is defined as a position in the supreme governing bodies (such as board of directors, executive management and advisory board) of legal entities that are registered in a commercial register in Switzerland or an equivalent foreign register.

Artikel 29. Darlehen	Article 29. Loans
Darlehen an Mitglieder des Verwaltungsrates und der Geschäftsleitung sind nicht zulässig.	Loans to a member of the Board of Directors or the Executive Management are prohibited.
VII. Rechnungslegung	VII. Accounting Principles
Artikel 30. Geschäftsjahr	Article 30. Financial Year
[1] Das Ende des Geschäftsjahrs wird durch Beschluss des Verwaltungsrates festgelegt.	[1] The end of the financial year of the Corporation shall be determined by the Board of Directors.
[2] Die Jahresrechnung ist gemäss den Grundsätzen des Obligationenrechtes und feststehenden und international angewandten Rechnungslegungsgrundsätzen zu erstellen.	[2] The annual accounts shall be drawn up in accordance with the provisions of the CO and established accounting rules and practice.
Artikel 31. Gewinnverwendung	Article 31. Allocation of Profits
[1] Unter Vorbehalt der gesetzlichen Vorschriften über die Gewinnverwendung steht der Bilanzgewinn zur Verfügung der Generalversammlung.	[1] The General Meeting shall approve the allocation of the profits as shown on the balance sheet in accordance with the applicable provisions of the CO.

[2] Alle Dividenden, welche innerhalb von fünf Jahren nach ihrer Fälligkeit nicht bezogen worden sind, verfallen zugunsten der Gesellschaft.	[2] All dividends unclaimed within a period of five years after their respective due date shall be forfeited to the Corporation.
VIII. Liquidation	VIII. Liquidation
Artikel 32. Auflösung und Liquidation	Article 32. Dissolution and Liquidation
[1] Die Generalversammlung kann jederzeit die Auflösung und Liquidation der Gesellschaft nach Massgabe der gesetzlichen und statutarischen Vorschriften beschliessen.	1 A General Meeting may at any time resolve the dissolution and liquidation of the Corporation in accordance with the provisions of the law and of the Articles of Association.
[2] Die Liquidation wird durch den Verwaltungsrat durchgeführt, sofern sie nicht durch die Generalversammlung anderen Personen übertragen wird.	[2] The liquidation shall be carried out by the Board of Directors to the extent that a General Meeting has not entrusted the same to other persons.
[3] Die Liquidation der Gesellschaft erfolgt nach Massgabe der Art. 742 ff. OR. Die Liquidatoren sind ermächtigt, Aktiven (Grundstücke eingeschlossen) auch freihändig zu verkaufen.
[3] The liquidation of the Corporation shall take place in accordance with art. 742 et seq. CO. The liquidators are authorized to dispose of the assets (including real estate) by way of private contract.

IX. Information	IX. Information
Artikel 33. Bekanntmachungen und Mitteilungen	Article 33. Notices and Announcements
Sämtliche von der Gesellschaft vorzunehmenden Bekanntmachungen und Mitteilungen gelten als ordnungsgemäss erfolgt, wenn sie im Schweizerischen Handelsamtsblatt veröffentlicht wurden, sofern nicht das Gesetz, Börsenvorschriften oder diese Statuten eine individuelle Mitteilung vorsehen.

To the extent that individual notification is not required by law, stock exchange regulations or these Articles of Association, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce.

X. Sacheinlagen und Sachübernahmen	X. Contributions in Kind and Acquisition of Assets
Artikel 34. Sacheinlage (TCP Bermuda Ltd.)	Article 34. Contributions in Kind (TCP Bermuda Ltd.)
Die Gesellschaft übernimmt anlässlich der Kapitalerhöhung vom 6. Dezember 2010 gemäss Sacheinlagevertrag zwischen der Gesellschaft, Ellis Yan und Zhaoling Yan vom 6. Dezember 2010 von Ellis Yan eine 51%-Beteiligung, d.h. 51 Stammaktien (common shares) zu je USD 0.01 nominal der TCP Bermuda Ltd., Bermuda, im Wert und zum Preis von CHF 31'405'774 und von Zhaoling Yan eine 49%-Beteiligung, d.h. 49 Stammaktien (common shares) zu je USD 0.01 nominal der TCP Bermuda Ltd., Bermuda, im Wert und zum Preis von CHF 30'174'176, wofür Ellis Yan 94'217'320 Namenaktien zu je CHF 0.10 nominal der Gesellschaft und zum Ausgabebetrag von CHF 0.333 je Aktie und Zhaoling Yan 90'522'530 Namenaktien zu je CHF 0.10 nominal der Gesellschaft und zum Ausgabebetrag von CHF 0.333 je Aktien ausgegeben werden und überdies total CHF 43'105'965 als Agio den Kapitalreserven gutgeschrieben werden.

On the occasion of the share capital increase dated December 6, 2010 and in accordance with the agreement regarding a capital contribution between the Corporation, Ellis Yan and Zhaoling Yan of December 6, 2010, the Corporation takes over from Ellis Yan a 51% interest, i.e. 51 common shares with a par value of USD 0.01 each in TCP Bermuda Ltd., Bermuda, valued and at the price of CHF 31,405,774 and from Zhaoling Yan a 49% interest, i.e. 49 common shares with a par value of USD 0.01 each in TCP Bermuda Ltd., Bermuda, valued and at the price of CHF 30,174,176. For these contributions, Ellis Yan will receive 94,217,320 registered shares at a nominal value of CHF 0.10 each and issued at a price of CHF 0.333 of the Corporation and Zhaoling Yan will receive 90,522,530 registered shares at a nominal value of CHF 0.10 each and issued at a price of CHF 0.333 of the Corporation. In addition a total amount of CHF 43,105,965 will be allocated as capital surplus to the capital reserves of the Corporation.

Artikel 35. Sacheinlage (Technical Consumer Products Canada Inc.)	Article 35. Contributions in Kind (Technical Consumer Products Canada Inc.)
[1]Die Gesellschaft übernimmt anlässlich der Kapitalerhöhung vom 6. Dezember 2010 gemäss Sacheinlagevertrag zwischen der Gesellschaft, Ellis Yan und The Lilian Yan Irrevocable Stock Trust vom 6. Dezember 2010, von Ellis Yan eine 73%-Beteiligung, Technical Consumer Products Canada Inc., Toronto, Kanada, im Wert und zum Preis von CHF 741'023 und von The Lillian Yan Irrevocable Stock Trust eine 27%-Beteiligung, der Technical Consumer Products Canada Inc., Toronto, Kanada, im Wert und zum Preis von CHF 274'077, wofür Ellis Yan 2'223'070 Namenaktien zu je CHF 0.10 nominal der Gesellschaft und zum Ausgabebetrag von CHF 0.333 je Aktie und The Lillian Yan Irrevocable Stock Trust 822'230 Namenaktien zu je CHF 0.10 nominal der Gesellschaft und zum Ausgabebetrag von CHF 0.333 je Aktie ausgegeben werden und überdies total CHF 710'570 als Agio den Kapitalreserven gutgeschrieben werden.

1On the occasion of the share capital increase dated December 6, 2010 and in accordance with the agreement regarding a capital contribution between the Corporation, Ellis Yan and The Lillian Yan Irrevocable Stock Trust of December 6, 2010, the Corporation takes over from Ellis Yan a 73% interest in Consumer Products Canada Inc., Toronto, Canada, valued and at the price of CHF 741,023 and from The Lillian Yan Irrevocable Stock Trust a 27% interest in Consumer Products Canada Inc., Toronto, Canada, valued and at the price of CHF 274,077. For these contributions, Ellis Yan will receive 2,223,070 registered shares at a nominal value of CHF 0.10 each and issued at a price of CHF 0.333 of the Corporation and The Lillian Yan Irrevocable Stock Trust will receive 822,230 registered shares at a nominal value of CHF 0.10 each and issued at a price of CHF 0.333 of the Corporation. In addition a total amount of CHF 710,570 will be allocated as capital surplus to the capital reserves of the Corporation.

Artikel 36. Sacheinlage (Technical Consumer Products, Inc.)	Article 36. Contributions in Kind (Technical Consumer Products, Inc.)
Die Gesellschaft übernimmt anlässlich der Kapitalerhöhung vom 6. Dezember 2010 gemäss Sacheinlagevertrag zwischen der Gesellschaft, Ellis Yan und The Lilian Yan Irrevocable Stock Trust vom 6. Dezember 2010, von Ellis Yan eine 73%-Beteiligung, d.h. 110 A-Aktien (class A common stock) zu je USD 0.01 nominal der Technical Consumer Products, Inc., Aurora, Ohio, USA, im Wert und zum Preis von CHF 4'075'627 und von The Lillian Yan Irrevocable Stock Trust eine 27%-Beteiligung, d.h. 40 B-Aktien (class B common stock) zu je USD 0.01 nominal der Technical Consumer Products, Inc., Aurora, Ohio, USA, im Wert und zum Preis von CHF 1'507'423, wofür Ellis Yan 12'226'880 Namenaktien zu je CHF 0.10 nominal der Gesellschaft und zum Ausgabebetrag von CHF 0.333 je Aktie und The Lillian Yan Irrevocable Stock Trust 4'522'270 Namenaktien zu je CHF 0.10 nominal der Gesellschaft und zum Ausgabebetrag von CHF 0.333 je Aktie ausgegeben werden und überdies total CHF 3'908'135 als Agio den Kapitalreserven gutgeschrieben werden.

On the occasion of the share capital increase dated December 6, 2010 and in accordance with the agreement regarding a capital contribution between the Corporation, Ellis Yan and The Lillian Yan Irrevocable Stock Trust of December 6, 2010, the Corporation takes over from Ellis Yan a 73% interest, i.e. 110 class A common stock with a par value of USD 0.01 each in Technical Consumer Products, Inc., Aurora, Ohio, USA, valued and at the price of CHF 4,075,627 and from The Lillian Yan Irrevocable Stock Trust a 27% interest, i.e. 40 class B common stock with a par value of USD 0.01 each in Technical Consumer Products, Inc., Aurora, Ohio, USA, valued and at the price of CHF 1,507,423. For these contributions, Ellis Yan will receive 12,226,880 registered shares at a nominal value of CHF 0.10 each and issued at a price of CHF 0.333 of the Corporation and The Lillian Yan Irrevocable Stock Trust will receive 4,522,270 registered shares at a nominal value of CHF 0.10 each and issued at a price of CHF 0.333 of the Corporation. In addition a total amount of CHF 3,908,135 will be allocated as capital surplus to the capital reserves of the Corporation.

XI. Verschiedenes	XI. Miscellaneous
Artikel 37. Keine Persönliche Haftung	Article 37. No Personal Liability
Soweit vom Gesetz zulässig, haften die Mitglieder des Verwaltungsrates gegenüber der Gesellschaft und den Aktionären nicht für Schäden aufgrund von Verletzungen ihrer Treuepflicht. Jede Änderung dieser Bestimmung entfaltet keine Wirkung auf Sachverhalte, die sich vor der Änderung zugetragen haben.

No director shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except as prohibited by law. Any repeal or modification of this Article 37 shall not alter any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Artikel 38. Schadloshaltung	Article 38. Indemnification
Soweit gesetzlich zulässig, hält die Gesellschaft aktuelle und ehemalige Mitglieder des Verwaltungsrates und der Geschäftsleitung sowie Angestellte und Agenten der Gesellschaft aus Gesellschaftsmitteln für Schäden, Verluste und Kosten aus drohenden, hängigen oder abgeschlossenen Klagen, Verfahren oder Untersuchungen zivil-, straf- oder verwaltungsrechtlicher oder anderer Natur schadlos, welche ihnen entstehen aufgrund von tatsächlichen oder behaupteten Handlungen, Zustimmungen oder Unterlassungen für die Gesellschaft im Zusammenhang mit der Ausübung ihrer Pflichten oder behaupteten Pflichten oder aufgrund der Tatsache, dass sie Mitglied des Verwaltungsrates oder der Geschäftsleitung der Gesellschaft sind oder waren. Diese Pflicht zur Schadloshaltung besteht nicht, soweit eine der genannten Personen (i) ihre Pflichten als Mitglied des Verwaltungsrates oder der Geschäftsleitung, Angestellter oder Agent absichtlich oder grobfahrlässig verletzt hat; und (ii) falls in Bezug auf ein Verfahren gegen die Gesellschaft rechtskräftig entschieden wird, dass diese Person gegenüber der Gesellschaft haftbar ist. Die Gesellschaft bevorschusst Mitgliedern des Verwaltungsrates und der Geschäftsleitung Gerichts-und Anwaltskosten im Zusammenhang mit solchen Verfahren. Die Gesellschaft kann solche Vorschüsse zurückfordern, wenn in diesem Verfahren festgestellt wird, dass eine der genannten Personen ihre Pflichten als Mitglied des Verwaltungsrates oder der Geschäftsleitung absichtlich oder grobfahrlässig verletzt hat. Diese Schadloshaltung und Vorschusspflicht in Bezug auf Auslagen besteht zusätzlich zu allen Ansprüchen auf Schadloshaltung und Bevorschussung, welche gesetzlich oder anderweitig vorgesehen.

The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his or her acting as a member of the Board of Directors or Executive Management, and may to the same extent indemnify any officer, employee or agent of, or his or her acting in any other capacity for or on behalf of, the Corporation, against any liability or expense actually and reasonably incurred by such person in respect thereof. This indemnification obligation shall not apply (i) where such member of the Board of Directors, officer, employee or agent has acted unlawfully or with gross negligence; and(ii) with respect to any suit by or in right of the Corporation, where such person shall have been adjudged to be liable to the Corporation. The Corporation may advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law, subject to claw back, where such member of the Board of Directors, officer, employee or agent has been determined to have acted intentionally or with gross negligence. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.

Artikel 39. Verbindlicher Originaltext	Article 39. Original Language
Falls sich zwischen der deutschen und englischen Fassung dieser Statuten Differenzen ergeben, hat die deutsche Fassung Vorrang.	In the event of deviations between the German and English version of these Articles of Association, the German text shall prevail.

Zürich, 30. Juni 2015	Zürich, June 30, 2015